SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 22, 2002
                                                         ----------------

                         Silver Key Mining Company, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)



       Nevada                       0-24681                     82-1513245
--------------------------------------------------------------------------------
(State or other                  (Commission                  (IRS Employer
  jurisdiction                   File Number)              Identification No.)
of incorporation)



           200 South Hoover Boulevard, Bldg. 205 Tampa, Florida 33609
           ----------------------------------------------------------
                                    (Address)

Registrant's telephone number, including area code (813) 282-3303
                                                   --------------


             56 W. 400 Street, Suite 220, Salt Lake City, Utah 84101
             -------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEMS 1 AND 2.    CHANGE OF CONTROL OF REGISTRANT AND ACQUISITION OR DISPOSITION
OF ASSETS

         On October 22, 2002 Silver Key Mining Company, Inc. (the "Company") and its wholly-owned subsidiary, Healthcare Quality Systems, Inc., a Florida corporation ("HQS") consummated an Agreement and Plan of Merger (the "Merger Agreement") with Provider Acquisition, LLC, a Florida limited liability company ("PAL"). Certain principal stockholders of the Company ("Silver Key Principal Stockholders") were also a party to the Merger Agreement. Pursuant to the Merger Agreement, PAL was merged with and into HQS and HQS survived as the Company's wholly-owned subsidiary corporation. At the effective time of the merger (defined below), the issued and outstanding units of PAL were surrendered in exchange for an aggregate of 2,142,857 shares of the Company's common stock, par value $0.001 per share. The consideration for the acquired interest of PAL was determined as a result of arm's length negotiations between the Company, PAL and the Silver Key Principal Stockholders. Stanford Venture Capital Holdings, Inc. ("Stanford"), the majority interest holder of PAL, received 1,915,842 of the shares of common stock issued pursuant to the Merger Agreement.

         The merger became effective on October 23, 2002 ("Effective Date"), when Articles of Merger were filed with the Secretary of State of Florida. The transaction was a "reverse merger," wherein the former interest holders of PAL acquired a majority interest (58%) of the common stock of the Company. Upon the Effective Date of the Merger Agreement, the separate corporate existence of PAL terminated and each issued and outstanding unit of PAL was converted into the right to receive 0.746 shares of the Company's common stock for each unit of PAL.

         The basis of control of the Company by the PAL interest holders results from their beneficial ownership of approximately 58.8% of the issued and outstanding shares of the Company's common stock as of the effective date of the Merger Agreement. There are no arrangements known to the Company, the operation of which may at a subsequent date result in another change of control of the Company.

         On the Closing Date of the Merger Agreement, the existing directors and officers of the Company resigned and new officers and directors were designated in accordance with the Merger Agreement. The new officers and directors of the Company are the following:

Name                            Position
----                            --------

B. M. Milvain             President and Director
Steven Katz               Director
Batsheva Schreiber        Director
Kim Richards              Acting Principal Accounting Officer and Secretary

         The new principal stockholders of the Company after the Effective Date of the Merger Agreement and the initial closing under the Securities Purchase Agreement described below are identified in Exhibit 99.1 accompanying this Current Report.

         HQS develops and markets software products that are designed to assist homecare agencies in managing their businesses under the Prospective Payment System regulations promulgated by the Balanced Budget Act of 1997. These products are designed to streamline Federal and State reporting, data collection and submission, improve reimbursement rates, ensure regulatory compliance, and provide decision support data to improve clinical practice and patient outcomes. HQS uses an internet-based Application Service Provider model to deliver its products. HQS prices its services on a transaction fee and on a subscription fee basis. HQS has approximately 275 customers.

         New management of the Company intends to change the company's name to Health Systems Solutions, Inc., a name that is more reflective of the company's current business operations.

         The summary of the Merger Agreement above is qualified by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report.

ITEM 5.  OTHER EVENTS

         Subsequent to the Merger Agreement and pursuant to a Securities Purchase Agreement ("Securities Purchase Agreement") dated October 22, 2002, Stanford has agreed to make an aggregate investment of $2,200,000 in the Company, in several tranches, subject to the conditions of the Securities Purchase Agreement (the "Investment"). The Investment will be in the form of Series A Convertible Preferred Stock and Warrants of the Company. For its aggregate investment, Stanford will receive 1,880,342 shares of Series A Preferred Stock, convertible (subject to antidilution) into 1,880,342 shares of common stock of the Company at a conversion price of $1.17 per share. Each share of Series A Preferred Stock will have ten votes, voting together with the Common Stock on all matters submitted for a vote. Each Warrant will give the holder the right to acquire one share of the Issuer's common stock at an exercise price of $1.17 per share. The Warrants are immediately exercisable and expire five years after their initial dates of issuance.

         On October 22, 2002, Stanford purchased 512,820 shares of Series A Preferred Stock and Warrants to acquire 512,820 shares of Common Stock pursuant to the Securities Purchase Agreement. Stanford used funds from its working capital account to advance $600,000 to the Company. Within sixty days of October 22, 2002, Stanford has the right to acquire an additional 512,820 shares of Series A Preferred Stock and Warrants to acquire 512,820 shares of Common Stock, each of which can be immediately converted or exercised into shares of Common Stock. Stanford assigned its rights to an aggregate of 50% of such Warrants and any Warrants that it acquires pursuant to the Securities Purchase Agreement to William Fusselmann, Daniel Bogar, Osvaldo Pi and Ronald Stein.

         The Company granted to Stanford certain registration rights under a Registration Rights Agreement with respect to the Series A Preferred Stock, the Warrants and the shares of common stock issued to Stanford in connection with the Merger. No later than April 20, 2003, the Company is required to file an SB-2 Registration Statement under the Securities Act covering all of the shares of Common Stock purchased by Stanford and its assigns, including shares that may be received through the exercise of Warrants or the conversion of the Series A Preferred Stock. In the event a filing is not timely made, the Company will issue Stanford, as a penalty, additional warrants equal to 10% of the warrants originally issued for every quarter the filing is not made. Stanford also has "piggy back" registration rights.

         Stanford has also agreed to commit an additional $2.4 million to the Company, subject to the satisfaction of certain conditions, to finance acquisitions and to satisfy the Company's outstanding tax liability, as further set forth in an Equity Financing Commitment Letter.

         The summary of the Securities Purchase Agreement, Registration Rights Agreement, Lock-Up Agreement and Equity Financing Commitment Letter are qualified by reference to the complete text of the agreements, which are filed in their entirety as exhibits to this Current Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Financial Statements of Business Acquired.

The financial statements of the business acquired shall be filed by amendment in accordance with Rule 3-05(b) of Regulation S-X within 60 days after the date this Report on Form 8-K must be filed.

Pro Forma Financial Information.

The pro forma financial information shall be filed by amendment in accordance with Article 11 of Regulation S-X within 60 days after the date this Report on Form 8-K must be filed.

A. Exhibits.

2.1 Agreement and Plan of Merger dated as of October 16, 2002 among the Issuer, certain principal stockholders of the Issuer (the "Principal Stockholders "), HQS and PAL

3.1 Certificate of Amendment to the Company's Certificate of Incorporation (effectuating the Reverse Stock Split)

3.2 Certificate of Amendment to the Company's Certificate of Incorporation (designation of Series A Preferred Stock)

10.1 Securities Purchase Agreement dated as of October 16, 2002, among the Issuer, the Principal Stockholders and Stanford

10.2     Form of Warrant Agreement and Warrant Assignment Form

10.3 Registration Rights Agreement dated as of October 22, 2002 among the Issuer, Stanford, Daniel Boger, Ronald Stein, Osvaldo Pi, William Fusselman and Deluxe Investment Company

10.4 Equity Financing Commitment Letter dated October 22, 2002 from Stanford to the Issuer

99.1     List of Principal Stockholders of the Company after the Merger

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Silver Key Mining Company, Inc.


                                            /s/ B.M. Milvain
                                            -----------------------
                                            B.M. Milvain, President


Dated: October 31, 2002